UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangement of Certain Officers.

On May 14, 2014, the compensation committee of the Board (the “Compensation Committee”) recommended to the Board that it amend the current compensatory arrangement of Todd A. Brooks, the Company’s President and Chief Executive Officer, and, upon the recommendation of the Compensation Committee, the Board approved a term sheet setting forth the material terms of an amendment to Mr. Brooks’s current compensatory arrangement, including, without limitation, the following:

Annual Base Salary:  Mr. Brooks’s annual base salary will be reduced from $525,000 (“Prior Base Salary”) to $1.

Short-Term Incentive Awards:  Mr. Brooks’s target short-term incentive award (“STI Award”) will be “at risk” set at 150% of his Prior Base Salary, and his maximum STI Award will be set at 300% of his Prior Base Salary.  All STI Awards will be paid in common stock of the Company, and award amounts, if any, will be earned only if certain liquidity benchmarks are met and thresholds for the Company’s production or reserves growth are satisfied.  If the Company maintains, or maintains access to, a yet to be determined minimum ending cash balance, and the Company’s production or reserve growth over the preceding year is between 75% and 99%, then Mr. Brooks will receive an STI Award of 150% of his Prior Base Salary, if such growth is between 100% and 124%, then Mr. Brooks will receive an STI Award of 225% of his Prior Base Salary, and, if such growth is greater than 300%, then Mr. Brooks will receive an STI Award of 300% of his Prior Base Salary.

Long-Term Incentive Awards:  Mr. Brooks’s long-term incentive award will be “at risk” divided into two components.  The first component will consist of a $1,250,000 grant of non-qualified stock options that will potentially vest ratably over a three-year period.  The second component will consist of a long-term incentive bonus (the “LTI Bonus”), with the target for the LTI Bonus set at $1,250,000 and the maximum amount of such bonus being $2,500,000, that will be adjusted based on the performance of the Company’s common stock.  The LTI Bonus for a given year will be earned (or lost) over a three-year period depending on the Company’s production or reserves growth during each year of the three-year period.  In years one and two of the three-year period of a given LTI Bonus, if production or reserve growth is less than 75%, Mr. Brooks will be entitled to no bonus (i.e., receive no amount with respect to one-third of a given year’s LTI Bonus), if such growth is between 75% and 100%, Mr. Brooks will be entitled to $416,666, if such growth is between 100% and 119%, Mr. Brooks will be entitled to $625,500, and, if such growth is 120% or more, Mr. Brooks will be entitled to $833,333.  In year three of the three-year period of a given LTI Bonus, if production or reserve growth is less than 50%, Mr. Brooks will be entitled to no bonus (i.e., receive no amount with respect to one-third of a given year’s LTI Bonus), if such growth is between 50% and 75%, Mr. Brooks will be entitled to $416,666, if such growth is between 75% and 99%, Mr. Brooks will be entitled to $625,000, and, if such growth is 100% or more, Mr. Brooks will be entitled to $833,333.  Such one-third portion of the LTI Bonus will then be adjusted by the ratio of the volume weighted average share price of the Company’s common stock (a) on the date the one-third portion of the LTI Bonus is earned and (b) on the date such bonus was granted.  The total LTI Bonus for a given year will be the sum of the amounts earned over the three-year period covered by the LTI Bonus.  At the discretion of the Compensation Committee, the LTI Bonus, or any portion thereof, will be paid in either cash or common stock.

Severance:  Upon termination of his employment, Mr. Brooks’s salary continuation will be calculated based on his Prior Base Salary, his STI Award severance will be paid in cash, the first component of his long-term incentive awards will fully vest and the second component of his long-term incentive awards will be paid at a target level or as otherwise determined in the definitive agreement.

Change of Control:  Upon a change of control of the Company, or termination of Mr. Brooks following a change of control, all options that have not yet vested will vest and any portion of an LTI Bonus that has not been earned will be earned in full assuming target performance with the share price used in the volume weighted share price adjustment being the share price of the Company as of the date of the change of control or termination following the change of control.

The Company, Mr. Brooks and their advisors are incorporating the terms from the term sheet into definitive documents.  It is possible that that certain of the foregoing terms will be modified or eliminated in the course of the documentation process.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2014, the Company held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, four items were submitted to the stockholders for a vote: (i) the election of six nominees to serve on the Board until the next annual meeting of stockholders (the “Election of Directors”), (ii) the proposal to amend the ZaZa Energy Corporation Long-Term Incentive Plan (the “Plan”), including increasing the total authorized shares issuable under the Plan by 12 million shares (the “Plan Amendment”), (iii) the proposal to grant discretionary authority to the Board to effect a reverse split of the Company’s common stock within a range of one-for-two to one-for-twenty-five (“Reverse Split Authority”) and (iv) the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Auditor Ratification”).

There were no solicitations in opposition to the Board’s solicitations.  Out of a total of 107,589,041 shares of common stock outstanding and eligible to vote on March 21, 2014, 99,371,948 shares of common stock (92.36%) were present at the meeting in person or by proxy.

Election of Directors

There were six nominees for election to serve as directors.  Each of the nominees for election to the Board was a director at the time of the Annual Meeting.  The final results of the voting with respect to each nominee to the Board were as follows:

Nominee	For	Withheld	Broker Non-Votes
Todd A. Brooks	72,667,700	2,827,951	23,876,297
Travis H. Burris	72,455,498	3,040,153	23,876,297
John E. Hearn, Jr.	72,765,894	2,729,757	23,876,297
Gaston L. Kearby	72,582,520	2,913,131	23,876,297
A. Haag Sherman	72,735,172	2,760,479	23,876,297
Herbert C. Williamson, III	72,718,622	2,777,029	23,876,297

There were no votes against.

Plan Amendment

The final results of the voting with respect to the Plan Amendment were as follows:

For	Against	Abstain	Broker Non-Votes
68,852,436	6,556,521	86,694	23,876,297

Reverse Split Authority

The final results of the voting with respect to the Reverse Split Authority were as follows:

For	Against	Abstain
95,035,096	2,975,667	1,361,185

Auditor Ratification

The final results of the voting with respect to the Auditor Ratification were as follows:

For	Against	Abstain
74,670,512	261,254	24,440,182

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2014

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks President and Chief Executive Officer